Exhibit 99.1

REVOCABLE PROXY

NEW CENTURY BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints [•],[•], and [•] (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of New Century Bancorp, Inc. (the “Corporation”) held of record by the undersigned on [•], 2014, at the Special Meeting of Shareholders of the Corporation to be held at New Century Bank, 700 West Cumberland Street, Dunn, North Carolina, at [•], local time, on [•], 2014, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

1.	AGREEMENT AND PLAN OF MERGER AND REORGANIZATION. Proposal to approve the Agreement and Plan of Merger and Reorganization dated September 30, 2013, by and among the Corporation, New Century Bank, Select Bancorp, Inc. and Select Bank & Trust Company pursuant to which Select Bancorp, Inc. will merge with and into the Corporation and the Corporation will issue shares of its common stock pursuant to the terms thereof.

☐ FOR             ☐       AGAINST                ☐      ABSTAIN

2.	ADJOURNMENT OF SPECIAL MEETING. Proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Agreement and Plan of Merger and Reorganization.

☐ FOR             ☐       AGAINST                ☐      ABSTAIN

3.	OTHER BUSINESS. On such other matters as may properly come before the special meeting or any adjournment or postponement thereof, the Proxies are authorized to vote the shares represented by this Appointment of Proxy in accordance with their best judgment.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS set forth herein. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” PROPOSALS 1 AND 2. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE CORPORATION AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date: , 2014

_____________________________(SEAL)
(Signature)

_____________________________(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD

IN THE ENCLOSED ENVELOPE.